Exhibit 99.1

BBOT Announces the Appointment of Pedro J. Beltran, PhD, as Chief Executive Officer, Idan Elmelech as Chief Operating Officer, and Neil Kumar, PhD, as Executive Chairman

Pedro J. Beltran, PhD, a seasoned executive who previously served as Chief Scientific Officer of BBOT, will assume the position of Chief Executive Officer, bringing his extensive drug development experience and scientific/business acumen to bear as the company’s top executive

Idan Elmelech, who previously served as Senior Vice President of Strategy & Business Development, will assume the position of Chief Operating Officer overseeing finance & accounting, corporate strategy, operations, and business development

Neil Kumar, PhD, who played an integral role in the founding of BBOT as part of BridgeBio Pharma, Inc., has been appointed as Executive Chairman by the Board of Directors to guide the company as it embarks on its next stage of development

Former CEO, Eli Wallace, PhD, will serve as a Senior Adviser to the company, continuing to leverage his scientific expertise and deep understanding of BBOT’s programs to support the company going forward

SOUTH SAN FRANCISCO, Calif., April 22, 2026 (GLOBE NEWSWIRE) — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today announced the appointment of Pedro J. Beltran, PhD, as Chief Executive Officer and Idan Elmelech as Chief Operating Officer effective April 20th, 2026. This transition reflects BBOT entering a new phase of development as the company’s three clinical assets enter expansions and combinations across multiple RAS-driven cancers. The Board of Directors believes that elevating the next generation of BBOT’s leadership will enable the company to execute with strategic precision and purpose in order to improve outcomes for patients with RAS and PI3Kα malignancies.

“As BBOT’s programs enter Phase 1b expansions in multiple indications across the RAS and PI3Kα space, the company has recognized Pedro and Idan’s strategic vision, scientific acumen, and leadership capabilities to guide the company through its next phase of growth. BBOT is rapidly progressing towards pivotal trials to help more patients afflicted with some of the world’s deadliest cancers. This leadership transition is designed to accelerate and focus the development of BBOT’s programs and continue the company’s ethos of putting patients first,” said Neil Kumar, PhD, Executive Chairman of the Board of Directors.

Dr. Kumar added, “The Board of Directors would like to thank Eli Wallace for his service to the company as CEO and looks forward to continuing to work with him in his new role as Senior Adviser.”

Dr. Beltran brings decades of experience in oncology drug development including 20 years with large pharmaceutical companies. Dr. Beltran joined BridgeBio Pharma in 2020 as Senior Vice President of Biology and became Chief Scientific Officer of BBOT in July 2023. Prior to BridgeBio, Dr. Beltran was Senior Vice President, Head of Biology at UNITY Biotechnology and Executive Director, Oncology Research at Amgen, Inc. Dr. Beltran has led multiple IND filings, authored more than 50 peer-reviewed articles, presented at multiple national/international scientific conferences, and holds diverse patents for the treatment of malignant diseases.

“I am energized and excited to step into the role of CEO as BBOT enters this important new chapter in its short trajectory. I am looking forward to continuing to partner with Idan, our Chief Medical Officer, Yong Ben, the board of directors, and the rest of our mission-driven BBOT team to focus our strategic execution in the pursuit of bringing fast and maximal benefit to patients from our novel therapies,” said Dr. Beltran.

Bihua Chen, Founder and Chief Executive Officer of Cormorant Asset Management and a BBOT director, said “We believe that BBOT is heading towards inflection points across its portfolio. This change in leadership reflects our goal to move with urgency to deliver returns for patients and investors alike.”

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. We intend these forward-

looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including express or implied statements relating to the clinical and therapeutic potential of BBOT’s product candidates, BBOT’s plans to accelerate and focus the development of its programs, and the management team’s ability to execute on BBOT’s business strategy, are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including risks related to the timing of expected regulatory and business milestones, including interactions with regulatory authorities, the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials, changes in domestic and foreign business, market, financial, political, and legal conditions, and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT, nor any of its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

Heather Armstrong, Head of Investor Relations

BBOT

Investors@BBOTx.com

Media Contact:

Totyana Simien

Inizio Evoke Comms

Totyana.Simien@inizioevoke.com